Exhibit 99.1

BigCommerce Announces First Quarter 2023 Financial Results

First Quarter Total Revenue of $71.8 Million, an Increase of 9% Versus Prior Year;

Total ARR of $316.7 Million, an Increase of 13% Versus Prior Year. Enterprise ARR of $228.8 Million, an Increase of 21% Versus Prior Year.

AUSTIN, Texas – May 4, 2023 – BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading Open SaaS ecommerce platform for fast-growing and established B2C and B2B brands, today announced financial results for its first quarter ended March 31, 2023.

“We’re encouraged by our start to 2023,” said Brent Bellm, CEO at BigCommerce. “In a challenging macroeconomic environment, our team delivered enterprise ARR growth of 21% year-over-year and outperformed our guidance for operating loss improvement. We laid a strong foundation for reaching profitability on an adjusted EBITDA basis in the fourth quarter while executing our plan for continued customer, product and geographic growth.”

First Quarter Financial Highlights:

● Total revenue was $71.8 million, up 9% compared to the first quarter of 2022.

● Total annual revenue run-rate (ARR) as of March 31, 2023 was $316.7 million, up 13% compared to March 31, 2022.

● Subscription revenue was $53.8 million, up 12% compared to the first quarter of 2022.

● ARR from accounts with at least one enterprise plan (“Enterprise Accounts”) was $228.8 million as of March 31, 2023, up 21% from March 31, 2022.

● ARR from Enterprise Accounts as a percent of total ARR was 72% as of March 31, 2023, compared to 67% as of March 31, 2022.

● GAAP gross margin was 76%, compared to 74% in the first quarter of 2022. Non-GAAP gross margin was 77%, compared to 75% in the first quarter of 2022.

Other Key Business Metrics

● Number of enterprise accounts was 5,828, up 9% compared to the first quarter of 2022.

● Average revenue per account (ARPA) of enterprise accounts was $39,260, up 11% compared to the first quarter of 2022.

● Revenue in the Americas grew by 7% compared to the first quarter of 2022.

● Revenue in EMEA grew by 27% and revenue in APAC grew by 1% compared to the first quarter of 2022.

Operating Income/(Loss)

● GAAP operating loss was ($23.7) million, compared to ($36.2) million in the first quarter of 2022.

● Non-GAAP operating loss was ($6.4) million, compared to ($12.4) million in the first quarter of 2022.

Net Income/(Loss) and Earnings Per Share

● GAAP net loss was ($22.1) million, compared to ($37.0) million in the first quarter of 2022.

● Non-GAAP net loss was ($4.9) million or (7%) of total revenue, compared to ($13.2) million or (20%) of total revenue in the first quarter of 2022.

● GAAP net loss per share was ($0.30) based on 74.1 million weighted-average shares of common stock outstanding, compared to ($0.51) based on 72.5 million weighted-average shares of common stock outstanding in the first quarter of 2022.

● Non-GAAP net loss per share was ($0.07) based on 74.1 million weighted-average shares of common stock outstanding, compared to ($0.18) based on 72.5 million weighted-average shares of common stock outstanding in the first quarter of 2022.

Exhibit 99.1

Adjusted EBITDA

● Adjusted EBITDA was ($5.5) million, compared to ($11.6) million in the first quarter of 2022. Note: In comparison to prior year, results also include the removal of Other Income and Expense from Adjusted EBITDA, which was ($0.2) million for the three months ended March 31, 2022.

Cash

● Cash, cash equivalents, restricted cash, and marketable securities totaled $283.5 million as of March 31, 2023.

● For the three months ended March 31, 2023, net cash used in operating activities was ($20.8 million), compared to ($22.0) million for the same period in 2022. We reported free cash flow of ($21.9) million or a (31%) free cash flow margin.

● Net cash used in operating activities includes one-time effects that contributed to the difference between cash flow and Non-GAAP operating loss results, including approximately $4 million between severance related to our December restructuring and year-end bonus payments and $6 million in Q1 revenue from a payments technology partner which was paid in early April and will be reflected in Q2 operating cash flow.

Business Highlights:

•
Corporate Highlights: We welcomed back Mark Adams as our senior vice president and general manager for EMEA. Adams previously led BigCommerce’s entry into the European market from 2018 to 2020 and established the team that has been driving EMEA growth since then. We announced the company’s entry into Poland, Romania, India, the UAE and South Africa with an expanded engineering team based in Poland, two partner-led entities in Eastern and Central Europe and a new country lead in South Asia. Through this expansion and localized partnerships, BigCommerce delivers our modern enterprise ecommerce platform to help merchants of all sizes build and grow their online presence with innovative shopping experiences that power online sales and drive revenue. We achieved two new certifications for compliance with privacy and business continuity standards issued by the International Organization for Standardization (ISO). ISO 27701 and 22301 complement BigCommerce’s existing certifications for information security and reflect the company’s commitment to the security, privacy and resilience of its trusted enterprise ecommerce platform.

•
Product Highlights: Earlier this week, we announced the latest update to B2B Edition, our comprehensive suite of B2B functionalities that enhance the online selling experience for suppliers, manufacturers, distributors and wholesalers. The new release introduces Multi-Storefront compatibility, a brand-new B2B buyer portal and headless support. These enterprise-grade capabilities provide B2B brands with the flexibility and customization they need to elevate online selling experiences, launch new brands, and expand into new regions while offering the next-level B2B Edition functionalities to manage quotes, invoices, and buyer approval workflows, to name a few. B2B Edition’s open and intuitive solution transforms the way sellers and buyers do business, turning legacy B2B practices into modern, agile and nimble digital operations with a composable foundation ready to scale with the business. In March, we launched Buy Online Pick Up In Store (BOPIS), also known as Click & Collect, functionality giving merchants more options to meet shoppers where they are and provide frictionless shopping experiences. Earlier in Q1, we expanded our Multi-Storefront offering, previously only available for enterprise merchants, as a self-service feature and accessible to small and midsize BigCommerce merchants directly within their BigCommerce store. BigCommerce merchants of all sizes now have the advantage to manage multiple storefronts to grow sales in new regions, streamline operations for multiple brands and customize various customer segments to drive global growth.

•
Merchant Highlights: Innovative health and beauty brand Curology launched a beautiful new storefront leveraging our NetSuite ERP partnership to connect Curology’s store with its ERP for product and inventory data syncing. ASSA ABLOY, a global leader in door-opening solutions used in many of the world's locks and security installations, is revolutionizing its customers' experience by integrating its broad product catalog and using our B2B Edition solution to customize the shopping experience. Iconic motorcycle brand Harley-Davidson launched a new line of lifestyle apparel utilizing BigCommerce’s

Exhibit 99.1

APIs to build a full suite of custom integrations with back-end systems and leveraging BigCommerce’s stencil framework to build a chic front-end. Diamonds Direct, a worldwide leader in diamond sourcing, selection, education and value, launched a new store with a headless digital experience front-end and BigCommerce back-end to deliver a seamless, intuitive shopping experience, including custom “ring builder” options.

•
Partner Highlights: In January BigCommerce became the inaugural partner for the launch of Amazon Buy with Prime, which allows BigCommerce merchants to easily sync their existing catalog across Amazon and BigCommerce and deploy the Buy with Prime button on their sites. We also started a new partnership with Microsoft Ads and Listings, allowing BigCommerce merchants to create and manage ad campaigns across Microsoft’s extensive properties. We launched a new strategic partnership with WPP to offer omnichannel solutions to help WPP clients drive growth and maximize sales across hundreds of advertising channels and marketplaces. This innovative partnership gives WPP priority access to new product tools on both BigCommerce and data feed management platform Feedonomics, in addition to providing APIs and data sets that will enable WPP agencies to develop unique insights for clients across product, trend and purchasing data. BigCommerce announced a new strategic partnership with WPP to offer omnichannel solutions to help WPP clients drive growth and maximize sales across hundreds of advertising channels and marketplaces. WPP also receives priority access to new product tools on both BigCommerce and Feedonomics, in addition to providing APIs and data sets that will enable WPP agencies to develop unique insights for clients across product, trend and purchasing data. We announced a new global partnership with InfoTrax Systems, a leading provider of commissions software and distributor tools for direct sales companies who wanted a white label partner to monetize value added services. The new InfoTrax Powered by BigCommerce solution gives thousands of direct selling customers access to more innovative and sophisticated commerce capabilities, including the ability to launch omnichannel sales strategies using Feedonomics. We entered into preliminary non-binding discussions with THG Ingenuity, the complete commerce division of The Hut Group (THG) plc, related to enabling a US and EMEA-focused complete commerce solution that would combine BigCommerce's composable ecommerce storefront with Ingenuity's fully integrated technology stack and operational capabilities. We launched a new integration partnership with the Bank of New Zealand (BNZ) to help BNZ customers of all sizes digitally transform their businesses to expand customer reach, drive more sales and increase revenue. We won two 2023 VIP Awards from Retail Global's Vendors in Partnership (VIP) Australia: The VIP Challenger Award and Best Cross-Industry Collaboration/360 Degree Solution. We unveiled the winners of the 2022 BigCommerce Partner Awards, recognizing top-performing partners among BigCommerce’s global network of thousands of agency and technology partners in our open ecosystem. This year’s winners were honored for their outstanding commitment to providing BigCommerce merchants with exemplary technology and services needed to thrive, grow and succeed against a challenging macroeconomics backdrop. At the beginning of Q1, we announced the launch of the BigCommerce Omnichannel Certified Partner (OCP) Program, an enterprise-focused initiative designed to give partners new ways to generate revenue by helping merchants on leading ecommerce platforms to achieve omnichannel success.

Q2 and 2023 Financial Outlook:

For the second quarter of 2023, the Company currently expects:

● Total revenue between $72.1 million to $74.1 million, implying a year-over-year growth rate of 6% to 9%.

● Non-GAAP operating loss is expected to be between $5.5 million to $9.5 million.

For the full year 2023, the Company currently expects:

● Total revenue between $303.0 million and $311.0 million, translating into a year-over-year growth rate of 9% and 11%.

● Non-GAAP operating loss between $14.0 million and $20.0 million.

Exhibit 99.1

The Company’s second quarter and 2023 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to Non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating loss and Non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Thursday, May 4, 2023, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “BigCommerce conference call.” The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, May 11, 2023, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 3754892. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate and grow their businesses online. BigCommerce provides merchants sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, SoloStove, Ted Baker and Vodafone. Headquartered in Austin, BigCommerce has offices in London, Kyiv, San Francisco, and Sydney. For more information, please visit www.bigcommerce.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q2 and 2023 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in

Exhibit 99.1

services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2022, and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate (ARR)

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Accounts with Greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores and brands added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store or brand above the ACV threshold or multiple stores or brands that together exceed the ACV threshold.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription (collectively “Enterprise Accounts”). These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Exhibit 99.1

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, depreciation, amortization of acquisition-related intangible assets, interest income, interest expense, changes in fair value of financial instruments, restructuring charges, other non-operating income and expense and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets, and restructuring charges. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax expense, third party acquisition-related costs, and other acquisition related expenses, including contingent compensation arrangements entered into in connection with acquisitions, amortization of acquisition-related intangible assets, restructuring charges and changes in fair value of financial instruments. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Free Cash Flow

We define Free Cash flow as our GAAP cash flow from operating activities plus our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow from operating activities.

Media Relations Contact Investor Relations Contact

Brad Hem Daniel Lentz

PR@BigCommerce.com InvestorRelations@BigCommerce.com

Exhibit 99.1

Consolidated Balance Sheet

(in thousands, except per share amounts)

	March 31,	December 31,
	2023	2022

Assets
Current assets
Cash and cash equivalents	$61,070	$91,573
Restricted cash	1,117	1,457
Marketable securities	221,272	211,941
Accounts receivable, net	59,009	51,899
Prepaid expenses and other assets	14,048	11,206
Deferred commissions	6,431	6,171
Total current assets	362,947	374,247
Property and equipment, net	10,251	9,083
Right-of-use-assets	5,395	5,887
Prepaid expenses, net of current portion	886	470
Deferred commissions, net of current portion	6,728	7,037
Intangible assets, net	25,550	27,583
Goodwill	49,749	49,749
Total assets	$461,506	$474,056
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,508	$7,013
Accrued liabilities	4,239	2,937
Deferred revenue	20,786	17,783
Current portion of operating lease liabilities	2,509	2,609
Other current liabilities	42,316	48,444
Total current liabilities	77,358	78,786
Deferred revenue, net of current portion	1,879	1,759
Long-term debt	337,989	337,497
Operating lease liabilities, net of current portion	9,362	10,008
Other long-term liabilities, net of current portion	478	334
Total liabilities	427,066	428,384
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000 shares authorized at March 31, 2023 and December 31, 2022; 0 shares issued and outstanding, at March 31, 2023 and December 31, 2022.	—	—
Common stock, $0.0001 par value; 500,000 shares Series 1 authorized at March 31, 2023 and December 31, 2022; 74,587 and 73,945 shares Series 1 issued and outstanding at March 31, 2023 and December 31, 2022, respectively.	7	7
Additional paid-in capital	587,022	576,851
Accumulated other comprehensive loss	(482)	(1,199)
Accumulated deficit	(552,107)	(529,987)
Total stockholders’ equity	34,440	45,672
Total liabilities and stockholders’ equity	$461,506	$474,056

Exhibit 99.1

Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three months ended March 31,
	2023	2022

Revenue	$71,757	$66,050
Cost of revenue	17,446	17,103
Gross profit	54,311	48,947
Operating expenses:
Sales and marketing	34,052	33,639
Research and development	20,845	20,944
General and administrative	16,494	15,846
Acquisition related expenses	4,125	12,660
Restructuring charges	420	—
Amortization of intangible assets	2,033	2,037
Total operating expenses	77,969	85,126
Loss from operations	(23,658)	(36,179)
Interest income	2,426	122
Interest expense	(722)	(709)
Other (expense) income	31	(156)
Loss before provision for income taxes	(21,923)	(36,922)
Provision for income taxes	197	115
Net loss	$(22,120)	$(37,037)
Basic and diluted net loss per share attributable to common stockholders	$(0.30)	$(0.51)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	74,142	72,476

Exhibit 99.1

Consolidated Statement of Cash Flows

(in thousands)

	Three months ended March 31,	Three months ended March 31,
	2023	2022

Cash flows from operating activities
Net loss	$(22,120)	$(37,037)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,904	2,826
Amortization of discount on debt	493	488
Stock-based compensation	10,487	8,962
Allowance for credit losses	1,075	1,313
Changes in operating assets and liabilities:
Accounts receivable	(8,185)	(2,502)
Prepaid expenses	(4,235)	(806)
Deferred commissions	49	(658)
Accounts payable	495	(287)
Accrued and other liabilities	(4,922)	5,702
Deferred revenue	3,123	14
Net cash used in operating activities	(20,836)	(21,985)
Cash flows from investing activities:
Purchase of property and equipment	(1,063)	(1,340)
Maturity of marketable securities	39,429	9,000
Purchase of marketable securities	(48,043)	(32,473)
Net cash used in investing activities	(9,677)	(24,813)
Cash flows from financing activities:
Net payment of settlement of equity-based awards	(330)	184
Net cash provided by (used in) financing activities	(330)	184
Net change in cash and cash equivalents and restricted cash	(30,843)	(46,614)
Cash and cash equivalents and restricted cash, beginning of period	93,030	298,704
Cash and cash equivalents and restricted cash, end of period	$62,187	$252,090
Supplemental cash flow information:
Cash paid for interest	$431	$472
Cash paid for taxes	$152	$32
Noncash investing and financing activities:
Changes in capital additions, accrued but not paid	$65	$96
Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheet to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	61,070	250,934
Restricted cash	1,117	1,156
Total cash, cash equivalents and restricted cash	$62,187	$252,090

Exhibit 99.1

Disaggregated Revenue:

	Three months ended March 31,
(in thousands)	2023	2022
Subscription solutions	$53,808	$47,987
Partner and services	17,949	18,063
Total revenue	$71,757	$66,050

Revenue by Geography:

	Three months ended March 31,
(in thousands)	2023	2022
Revenue:
Americas – U.S.	$54,809	$51,500
Americas – other	3,351	2,684
EMEA	7,983	6,284
APAC	5,614	5,582
Total revenue	$71,757	$66,050

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

Reconciliation of operating loss to Non-GAAP operating loss:

	Three months ended March 31,
	2023	2022
(in thousands)
Operating loss	$(23,658)	$(36,179)
Less: stock-based compensation expense	10,487	8,962
Less: payroll tax associated with stock-based compensation expense	151	146
Less: third-party acquisition related costs	4,125	12,660
Less: restructuring charges	420	—
Less: amortization of intangible assets	$2,033	$2,037
Non-GAAP operating loss	(6,442)	(12,374)
Non-GAAP operating margin	(9.0)%	(18.7)%

Reconciliation of net loss & net loss per share to Non-GAAP net loss & Non-GAAP net loss per share:

	Three months ended March 31,
	2023	2022
(in thousands)
Net loss	$(22,120)	$(37,037)
Less: stock-based compensation expense	10,487	8,962
Less: payroll tax associated with stock-based compensation expense	151	146
Less: third-party acquisition related costs	4,125	12,660
Less: restructuring charges	420	—
Less: amortization of intangible assets	2,033	2,037
Non-GAAP net loss	(4,904)	(13,232)
Non-GAAP net loss per share	(0.07)	(0.18)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	74,142	72,476
Non-GAAP net loss margin	(6.8)%	(20.0)%

Exhibit 99.1

Reconciliation of net loss to adjusted EBITDA:

	Three months ended March 31,
	2023	2022
(in thousands)
Net loss	$(22,120)	$(37,037)
Stock-based compensation expense	10,487	8,962
Payroll tax associated with stock-based compensation expense	151	146
Third-party acquisition related costs	4,125	12,660
Restructuring charges	420	—
Depreciation	957	789
Amortization of intangible assets	2,033	2,037
Interest income	(2,426)	(122)
Interest expense	722	709
Other income/expense	(31)	156
Provision for income taxes	197	115
Adjusted EBITDA	$(5,485)	$(11,585)
Adjusted EBITDA Margin	(7.6)%	(17.5)%

Reconciliation of cost of revenue to Non-GAAP cost of revenue:

	Three months ended March 31,
	2023	2022
(in thousands)
Cost of revenue	$17,446	$17,103
Less: share-based compensation expense	1,176	862
Less: payroll tax associated with share-based compensation expense	13	6
Non-GAAP cost of revenue	16,257	16,235
As a % of revenue	22.7%	24.6%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended March 31,
	2023	2022
(in thousands)
Sales and marketing	$34,052	$33,639
Less: share-based compensation expense	2,808	2,912
Less: payroll tax associated with share-based compensation expense	59	63
Non-GAAP sales and marketing	31,185	30,664
As a % of revenue	43.5%	46.4%

Exhibit 99.1

Reconciliation of research and development expense to Non-GAAP research and development expense:

	Three months ended March 31,
	2023	2022
(in thousands)
Research and development	$20,845	$20,944
Less: share-based compensation expense	3,461	2,526
Less: payroll tax associated with share-based compensation expense	42	37
Non-GAAP research and development	17,342	18,381
As a % of revenue	24.2%	27.8%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense:

	Three months ended March 31,
	2023	2022
(in thousands)
General & administrative	$16,494	$15,846
Less: share-based compensation expense	3,042	2,662
Less: payroll tax associated with share-based compensation expense	37	40
Non-GAAP general & administrative	13,415	13,144
As a % of revenue	18.7%	19.9%

Reconciliation of net cash used in operating activities to free cash flow:

	Three months ended March 31,	Three months ended March 31,
	2023	2022
(in thousands)
Net cash used in operating activities	$(20,836)	$(21,985)
Capital expenditures	$(1,063)	$(1,340)
Free cash flow	$(21,899)	$(23,325)
As a % of revenue	(30.5)%	(35.3)%